                                             Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Director of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

•	First quarter sales of $40.8 million and gross margin of 26%

•	Loss from continuing ops. of $2.4 million, or $0.17 per share

•	Loss from continuing ops., excluding restructuring expenses*, of $1.0 million, or $0.07 per share

•	First quarter restructuring and non-cash impairment charges total $2.0 million, or $0.10 per share

•	Field tests of DynaStage pre-assembled perforating system generate strong customer feedback

BOULDER, Colo. - April 28, 2015 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2015.

Sales were $40.8 million, down 13% from $46.8 million in the 2014 first quarter. Approximately $3.7 million of the $6.0 million decline was related to the stronger U.S. dollar and associated unfavorable foreign currency exchange translation. Excluding foreign currency impact, sales decreased by 5% versus last year’s first quarter. This was principally attributable to the steep drop in the North American rig count and associated well completion activity, which reduced demand at DynaEnergetics, the Company’s oilfield products business.
Gross margin was 26% versus 32% in last year’s first quarter. The decrease reflects lower sales contributions from DynaEnergetics versus the Company’s NobelClad business, and a lower margin product mix at DynaEnergetics.
Operating loss was $3.2 million versus operating income $3.1 million in the first quarter of 2014. Excluding restructuring expenses*, operating loss in the 2015 first quarter was $1.2 million, and was impacted by $871,000 in one-time expense associated with the Company’s recent financial restatement and an increase in bad-debt reserves at DynaEnergetics. Loss from continuing operations, ex-items*, was $1.0 million, or $0.07 per diluted share, versus income from continuing operations of $1.8 million, or $0.13 per diluted share, in the first quarter of 2014. Adjusted EBITDA* was $2.2 million versus $7.0 million in the prior-year first quarter.

Restructuring expenses totaled $2.0 million, or $0.10 per diluted share, and were related to the elimination of various positions at DMC’s corporate office, restructuring of DynaEnergetics’ North American manufacturing and distribution operations, and continued consolidation in Europe of DMC’s explosive metalworking business, NobelClad.  Including restructuring expenses, DMC reported a first quarter loss from continuing operations of $2.4 million, or $0.17 per diluted share.

NobelClad
NobelClad reported sales of $23.9 million, down 3% from $24.6 million in the year-ago first quarter. Excluding the impact of foreign currency exchange translation, NobelClad’s first quarter revenue increased 6%. Operating income was $1.8 million, up from $1.3 million in last year’s first quarter. The improvement resulted from lower amortization and SG&A expense during the 2015 first quarter. Adjusted EBITDA was unchanged at $3.0 million versus the 2014 first quarter. NobelClad ended the quarter with an order backlog of $39.4 million versus $41.2 million at the end of the fourth quarter.

DynaEnergetics
Sales at DynaEnergetics were $16.9 million, down 24% from $22.2 million in last year’s first quarter. The decline is related to the above mentioned drop in drilling and well completion activity, as well as the effect of unfavorable foreign currency exchange translation. Excluding foreign exchange impact, first quarter revenue declined 17%. Operating loss was $794,000 versus operating income of $4.1 million in the year-ago first quarter. The decline is partially attributable to less favorable product mix, as last year’s first quarter included higher sales of high-margin DynaSelect integrated switch detonators. Operating results were also impacted by the previously mentioned increase in bad debt expense. Adjusted EBITDA was $1.1 million versus $5.6 million in the comparable prior-year quarter.
Management Commentary
Kevin Longe, president and CEO, said, “DynaEnergetics saw an expected decline in first quarter sales, which reflects the sharp downturn in global oil and gas drilling and completion activity. Management is advancing previously announced initiatives to improve company-wide efficiencies and align DynaEnergetics’ cost structure with reduced market activity. The restructuring of DynaEnergetics’ North American manufacturing and distribution infrastructure is progressing on plan, with Canadian manufacturing being consolidated into the U.S., and several storage and distribution locations throughout Canada and the U.S. being consolidated into larger, more efficient facilities.”

Longe added, “We expect the steps DynaEnergetics is taking to expand its product and technology portfolio will help mitigate the impact of the slowdown. In recent months, the business has added several new customers for DynaSelect, which has become a flagship product in the 18 months since its introduction. This broader customer mix, which includes several leading oilfield service companies in North America and China, will enhance DynaEnergetics’ growth potential when the next spending cycle begins.”

“Two large energy service companies recently commenced field trials of the new DynaStage pre-assembled perforating system,” Longe added. “Several hundred systems have been tested in the Eagle Ford and Marcellus Shale fields, and feedback from both the service companies and their E&P customers has been very encouraging. Our objective is to compile a sufficiently large data set to clearly illustrate the superior reliability and efficiency of our factory-assembled systems. In addition to eliminating field assembly, we believe DynaStage will significantly exceed the ratio of successful perforations to mis-runs when compared to guns assembled and wired at the well site. The testing phase should be complete near the end of the second quarter, and we plan formal commercialization during the third quarter.”

Longe added, “NobelClad is making good progress toward the startup of its new facility in Liebenscheid, Germany. Much of the heavy production equipment has arrived from our plants in Rivesaltes, France and Wurgendorf, Germany and is now being installed. The facility is on schedule to commence production by the end of the second quarter.”

NobelClad also is strengthening its presence in the global chemical and pipe markets, and recently added experts from both industries to its sales and marketing team. “These managers come from leading companies in their respective fields, and already are enhancing NobelClad’s market profile and uncovering new project opportunities,” Longe said. “Although NobelClad continues to see delays on some of the major projects it is pursuing - including multiple purified terephthalic acid plants - we are confident the business’ long-range growth prospects remain strong.”

Longe concluded, “Despite the challenges we are facing during the first half of the year, I am encouraged by the progress both DynaEnergetics and NobelClad are making to strengthen their operational efficiencies and positions in the market. I also am confident these efforts will result in DMC finishing 2015 a fundamentally stronger company than at any point in its 50-year history.”

Guidance
Michael Kuta, chief financial officer, said management is maintaining its prior forecast for the full fiscal year, which anticipates a decline in consolidated sales of between 8% to 12% versus the $202.6 million reported in 2014; and gross margin in a range of 26% to 28%, down from 30% in 2014.

For the second quarter, management anticipates sales will be down 15% to 20% versus the $51.9 million reported in the 2014 second quarter (excluding AMK). The expected decline relates to unfavorable currency translation at both businesses, and lower anticipated sales at DynaEnergetics. Second quarter gross margin is expected to be in a range of 28% to 30% versus the 31% reported in last year’s second quarter. Gross margin percentage is expected to decline due to the lower sales contributions from DynaEnergetics versus NobelClad. Kuta said approximately $1.0 million to $1.5 million of additional restructuring expenses are expected in the second quarter of 2015.
Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=173927, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 5, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13607321.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted

EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including second quarter and full-year 2015 guidance on revenue, gross margins and timing of restructuring charges, as well as expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts, and the effects of DynaEnergetics’ new product and technology development and facility consolidation efforts. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; the Company’s efforts at the business and corporate levels to improve efficiencies and strengthen the Company; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended March 31,
	2015	2014
NET SALES	$40,819	$46,769
COST OF PRODUCTS SOLD	30,116	32,055
Gross profit	10,703	14,714
COSTS AND EXPENSES:
General and administrative expenses	6,038	5,792
Selling and distribution expenses	4,878	4,223
Amortization of purchased intangible assets	1,017	1,616
Restructuring expenses	1,996	—
Total costs and expenses	13,929	11,631
INCOME (LOSS) FROM OPERATIONS	(3,226)	3,083
OTHER INCOME (EXPENSE):
Other income (expense), net	1,124	(435)
Interest expense, net	(179)	(104)
INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(2,281)	2,544
INCOME TAX PROVISION	96	741
INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,377)	1,803
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations, net of tax	—	(316)
NET INCOME (LOSS)	$(2,377)	$1,487

INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$(0.17)	$0.13
Discontinued operations	$—	$(0.02)
Net income	$(0.17)	$0.11
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$(0.17)	$0.13
Discontinued operations	$—	$(0.02)
Net income	$(0.17)	$0.11
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,822,231	13,644,239
Diluted	13,822,231	13,649,953

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS

Cash and cash equivalents	$12,939	$9,400
Accounts receivable, net	29,920	35,501
Inventory, net	42,888	40,101
Other current assets	9,967	10,094

Total current assets	95,714	95,096

Property, plant and equipment, net	60,417	63,835
Goodwill, net	29,139	32,762
Purchased intangible assets, net	23,567	26,734
Other long-term assets	2,239	902

Total assets	$211,076	$219,329

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$12,006	$14,076
Customer advances	1,968	3,510
Dividend payable	566	559
Accrued income taxes	2,757	3,770
Other current liabilities	10,967	10,593

Total current liabilities	28,264	32,508

Lines of credit	32,355	22,782
Deferred tax liabilities	6,285	7,003
Other long-term liabilities	1,854	2,121
Stockholders' equity	142,318	154,915

Total liabilities and stockholders' equity	$211,076	$219,329

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(Amounts in Thousands)
(unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,377)	$1,487
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	316
Depreciation (including capital lease amortization)	1,655	1,624
Amortization of purchased intangible assets	1,017	1,616
Amortization of deferred debt issuance costs	73	25
Stock-based compensation	724	717
Excess tax benefit from stock-based compensation	(23)	(26)
Deferred income tax provision (benefit)	(311)	670
Restructuring and impairment charges	1,996	—
Cash payments for restructuring charges	(72)	—
Change in working capital, net	(6,514)	(2,952)
Net cash flows provided by (used in) continuing operations	(3,832)	3,477
Net cash flows used in discontinued operations	—	(298)
Net cash provided by (used in) operating activities	(3,832)	3,179

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(891)	(1,994)
Change in other non-current assets	—	32
Net cash flows used in continuing operations	(891)	(1,962)
Net cash flows used in discontinued operations	—	(63)
Net cash used in investing activities	(891)	(2,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	10,142	(1,863)
Payments on long-term debt	—	(15)
Payments on capital lease obligations	(1)	(15)
Payment of dividends	(559)	(550)
Payment of deferred debt issuance costs	(868)	—
Net proceeds from issuance of common stock	10	22
Tax impact of stock-based compensation	23	26

Net cash provided by (used in) financing activities	8,747	(2,395)

EFFECTS OF EXCHANGE RATES ON CASH	(485)	(226)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,539	(1,467)
CASH AND CASH EQUIVALENTS, beginning of the period	9,400	10,598
CASH AND CASH EQUIVALENTS, end of the period	$12,939	$9,131

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended March 31,
	2015	2014
Income (loss) from continuing operations, excluding charges	$(1,230)	$3,083
Restructuring programs:
NobelClad	(54)	—
DynaEnergetics	(382)	—
Corporate	(1,560)	—

Income (loss) from continuing operations, as reported	$(3,226)	$3,083

	Three months ended March 31, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$(285)	$689	$(974)	$(0.07)
Restructuring programs:
NobelClad	(54)	(16)	(38)	—
DynaEnergetics	(382)	(39)	(343)	(0.03)
Corporate	(1,560)	(538)	(1,022)	(0.07)

Loss from continuing operations, as reported	$(2,281)	$96	$(2,377)	$(0.17)

	Three months ended March 31,
	2015	2014
NobelClad	$23,944	$24,564
DynaEnergetics	16,875	22,205

Net sales	$40,819	$46,769

NobelClad	$1,821	$1,289
DynaEnergetics	(794)	4,139
Unallocated expenses	(4,253)	(2,345)

Income (loss) from operations	$(3,226)	$3,083

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended March 31, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$1,821	$(794)	$(4,253)	$(3,226)
Adjustments:
Restructuring	54	382	1,560	1,996
Stock-based compensation	—	—	724	724
Depreciation	1,061	594	—	1,655
Amortization of purchased intangibles	96	921	—	1,017

Adjusted EBITDA	$3,032	$1,103	$(1,969)	$2,166

	Three months ended March 31, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$1,289	$4,139	$(2,345)	$3,083
Adjustments:
Stock-based compensation	—	—	717	717
Depreciation	1,185	439	—	1,624
Amortization of purchased intangibles	547	1,069	—	1,616

Adjusted EBITDA	$3,021	$5,647	$(1,628)	$7,040

	Three months ended March 31,
	2015	2014
Net income (loss) attributable to DMC	$(2,377)	$1,487
Loss from operations from discontinued operations	—	316
Interest expense	182	109
Interest income	(3)	(5)
Provision for income taxes	96	741
Depreciation	1,655	1,624
Amortization of purchased intangible assets	1,017	1,616

EBITDA	570	5,888
Restructuring	1,996	—
Stock-based compensation	724	717
Other (income) expense, net	(1,124)	435

Adjusted EBITDA	$2,166	$7,040